Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Katie Strohacker, Director of Investor Relations
(617) 796-8251
www.ta-petro.com

TravelCenters of America LLC Announces Fourth Quarter and Full Year 2014 Results

2014 Net Income per Share Up 53% Over 2013 to $1.62 per Share

Westlake, OH (March 13, 2015):  TravelCenters of America LLC (NYSE: TA) today announced financial results for the fourth quarter and year ended December 31, 2014.

At December 31, 2014, TA’s business included 250 travel centers in 43 U.S. states and in Canada, 174 of which were operated under the “TravelCenters of America” or “TA” brand names and 76 of which were operated under the “Petro” brand name.  At December 31, 2014, TA also operated 34 convenience stores with retail gas stations, primarily under the “Minit Mart” brand name. TA’s fourth quarter and full year 2014 results included the following:

	Three Months Ended December 31,				Year Ended December 31,
	2014	2013	Change		2014	2013	Change
		(in thousands, except per share amounts)

Revenues	$1,725,998	$1,906,530	(9.5)%		$7,778,633	$7,944,731	(2.1)%
Income (loss) before income taxes	$51,761	$(16,925)	NM		$95,768	$2,331	NM
Net income	$34,342	$11,975	186.8%		$60,969	$31,623	92.8%

Net income per share:
Basic and diluted	$0.91	$0.39	133.3%		$1.62	$1.06	52.8%

Supplemental Data:
Total fuel sales volume (gallons)	499,127	498,157	0.2%		2,024,790	2,034,929	(0.5)%
Total fuel revenues	$1,325,868	$1,553,281	(14.6)%		$6,149,449	$6,481,252	(5.1)%
Fuel gross margin	$138,708	$84,086	65.0%		$428,500	$342,172	25.2%

Total nonfuel sales	$397,010	$350,238	13.4%		$1,616,802	$1,450,792	11.4%
Nonfuel gross margin	$218,192	$193,554	12.7%		$877,931	$797,968	10.0%
Nonfuel gross margin percentage	55.0%	55.3%	(30)	pts	54.3%	55.0%	(70)	pts

EBITDA(1)	$74,542	$5,254	1,318.8%		$181,288	$80,269	125.9%
EBITDAR(1)	$129,402	$58,162	122.5%		$398,443	$289,589	37.6%
Adjusted EBITDAR(2)	$129,402	$68,162	89.8%		$398,443	$299,589	33.0%

(1)     A reconciliation of earnings before interest, taxes, depreciation and amortization, or EBITDA, and earnings before interest, taxes, depreciation, amortization and rent, or EBITDAR, from net income determined in accordance with U.S. generally accepted accounting principles, or GAAP, appears in the supplemental data below.

(2)     Excludes a $10 million charge in the 2013 fourth quarter related to a litigation settlement.

Business Commentary

TA’s EBITDA for the fourth quarter of 2014 increased by approximately $69.3 million over the 2013 fourth quarter to $75.5 million.  TA’s Adjusted EBITDAR for the fourth quarter of 2014 increased by approximately $61.2 million, or 89.8%, to $129.4 million, over the Adjusted EBITDAR for the 2013 fourth quarter of $68.2 million.  The increases in EBITDA and Adjusted EBITDAR are primarily attributable to a $54.6 million, or 65.0%, increase in fuel gross margin that resulted from higher fuel sales volume and an increase in gross margin per gallon, which averaged $0.278 during the 2014 fourth quarter versus $0.169 during the 2013 fourth quarter, and the continued improvements in the results of sites TA acquired in 2011 through 2014.  Additionally, in the fourth quarter of 2014 TA also recognized a $6.9 million reduction in fuel cost of sales as a result of the reinstatement in December of certain federal biodiesel tax credits retroactive to January 1, 2014.

TA’s fuel revenue for the 2014 fourth quarter and year declined from the prior year comparative periods primarily due to the sharp decline in market prices for fuel during the last five months of 2014.  Declines in fuel product costs, which were realized more rapidly than declines in sale prices, were the catalyst for the significant increase in TA’s fuel gross margin per gallon over the comparable 2013 periods.  TA’s nonfuel revenue for the 2014 fourth quarter increased by $46.8 million over the prior year quarter.  About half of this increase came from same site revenue growth and the other half came from revenue at sites TA acquired since the beginning of the fourth quarter of 2013.  TA’s nonfuel gross margin percentage for the fourth quarter of 2014 declined from the 2013 fourth quarter largely as a result of a modest change in mix of its products and services sold.

Net income for the fourth quarter of 2014 was $34.3 million, or $0.91 per share, a $22.4 million increase over net income for the 2013 fourth quarter of $12.0 million, or $0.39 per share.  The increase in net income for the 2014 period reflected increased fuel gross margins at our comparable sites and improvements in the results of recently acquired sites.  Also, in the fourth quarter of 2013, TA recorded a $10 million charge related to a litigation settlement that did not recur in the fourth quarter of 2014.  The factors increasing net income were partially offset by the change in TA’s provision or benefit for income taxes for the fourth quarter of each of 2014 and 2013; in the 2014 fourth quarter, TA recognized income tax expense of $18.6 million, which was $46.9 million more expense than the $28.2 million benefit for income taxes recognized in the 2013 fourth quarter.  The 2013 benefit primarily resulted from a $29.9 million reversal of a previous valuation allowance on TA’s deferred tax assets that did not recur in 2014.  TA’s effective tax rate for 2014 of 38.2% is more in line with the statutory rate than had been the case in previous years.

Results for the 65 locations TA has acquired during 2011 through 2014 continued to improve as the capital improvements at those locations were completed and their operations continued to mature.  Capital improvements to recently purchased travel centers are often substantial and require a long period of time to plan, design, permit and complete, and once improvements are completed the improved travel centers require a period of time to produce stabilized financial results.  TA estimates that the travel centers it acquires generally will reach stabilization in approximately the third year after acquisition, but actual results can vary widely from this estimate due to many factors, some of which are outside TA’s control.  The 34 travel centers and 31 gasoline stations/convenience stores TA acquired during 2011 through 2014 generated gross revenues in excess of cost of goods sold and site level operating expenses as set forth in the following tables:

	Number of	Three Months Ended December 31,
(amounts in thousands, except number of properties)	Properties Acquired	2014	2013
Properties acquired in 2011	6	$5,505	$3,171
Properties acquired in 2012	14	6,636	3,833
Properties acquired in 2013(1)	41	5,369	1,254
Properties acquired in 2014	4	2,205	—
Total	65	$19,715	$8,258

	Number of	Twelve Months Ended December 31,
(amounts in thousands, except number of properties)	Properties Acquired	2014	2013
Properties acquired in 2011	6	$17,234	$9,437
Properties acquired in 2012	14	20,877	14,100
Properties acquired in 2013(1)	41	19,330	2,941
Properties acquired in 2014	4	2,885	—
Total	65	$60,326	$26,478

(1) Includes 31 convenience stores acquired in December 2013; all other acquisitions are travel centers.

The amounts presented in the above tables are the amounts recognized during the periods presented (from the beginning of the period shown, or if later, the dates TA began to operate the properties for its own account).

Thomas M. O’Brien, TA’s CEO, made the following statement regarding the 2014 fourth quarter results:

“Our fourth quarter and full year results in 2014 far exceeded those in 2013.  While the significant move in fuel product pricing during the second half of 2014 contributed to much of the year over year improvement with respect to TA’s fuel gross margins, we also remain committed to provide customers with competitively priced fuel and the nonfuel products and services necessary to support and enhance their travel experiences.  The results of these efforts produced solid nonfuel growth at both our same sites and newly acquired locations.  Also, our ability to manage site level expenses at both our same site and newly acquired locations contributed to the positive results.

“Looking ahead, our program of internal growth initiatives is robust and our pipeline of potential acquisitions continues to be reasonably full.  While it is uncertain whether fuel gross margins will remain as elevated as in the 2014 fourth quarter (they have abated somewhat thus far in the first quarter of 2015), our operating performance and growth opportunities have me more enthusiastic about TA’s prospects than I have been at any other time since I began working for the company.”

Investment Activity

During the 2014 fourth quarter, TA acquired one travel center for $3.1 million.  During the year ended December 31, 2014, TA purchased four travel centers for $28.7 million and made capital investments of $169.8 million, including $26.8 million to improve locations TA purchased since the beginning of 2011.  As of December 31, 2014, TA had entered agreements to acquire two additional travel centers, 26 convenience stores and a quick service restaurant, or QSR, for an aggregate of $41.4 million.  During 2015 to date, TA has entered agreements to acquire a parcel of vacant land, a travel center that we previously leased and 19 gasoline stations/convenience stores for an aggregate of $36.3 million.  Since January 1, 2015, TA has completed the purchase of the parcel of vacant land, two of these travel centers and 26 gasoline stations/convenience stores for an aggregate of $47.1 million.

The table below shows the number of properties acquired by year, the amounts TA has invested in these properties through December 31, 2014, and the total estimated additional amounts TA currently intends to invest in the near term in these properties.

	Site Count	Acquisition Cost	Renovation Cost Incurred Through December 31, 2014	Additional Estimated Renovation Cost to be Spent
Properties acquired in 2011	6	$36,333	$47,737	$—
Properties acquired in 2012	14	46,910	33,603	—
Properties acquired in 2013(1)	41	111,378	36,826	20,023
Properties acquired in 2014	4	27,557	6,130	21,000
Total	65	$222,178	$124,296	$41,023

(1) Includes 31 convenience stores acquired in December 2013.

Supplemental Data

In addition to the historical financial results prepared in accordance with GAAP, TA furnishes supplemental data that it believes may help investors better understand TA’s business.  Included in this supplemental data is same site operating data for the locations that were operated by TA continuously since the beginning of the earliest applicable period presented and operating data for those sites that TA acquired since the beginning of 2011.  A presentation of EBITDA and EBITDAR, and a reconciliation that shows the calculation of EBITDA and EBITDAR from net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, also appears in the supplemental data.

Conference Call:

On Friday, March 13, 2015, at 10:00 a.m. Eastern Time, TA will host a conference call to discuss its financial results and other activities for the three months ended December 31, 2014.  Following management’s remarks, there will be a question and answer period.

The conference call telephone number is (800) 230-1085.  Participants calling from outside the United States and Canada should dial (612) 234-9959.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available for about a week after the call.  To hear the replay, dial (320) 365-3844.  The replay pass code is 352022.

A live audio webcast of the conference call will also be available in a listen only mode on TA’s web site at www.ta-petro.com.  To access the webcast, participants should visit TA’s web site about five minutes before the call.  The archived webcast will be available for replay on TA’s web site for about one week after the call.  The transcription, recording and retransmission in any way of TA’s fourth quarter conference call is strictly prohibited without the prior written consent of TA.  The Company’s website is not incorporated as part of this press release.

About TravelCenters of America LLC:

TA’s travel centers operate under the “TravelCenters of America”, “TA”, “Petro Stopping Centers” and “Petro” brand names and offer diesel and gasoline fueling, restaurants, truck repair facilities, travel/convenience stores and other services.  TA’s nationwide business includes travel centers located in 43 U.S. states and in Canada.  TA also operates convenience stores with retail gasoline stations principally under the “Minit Mart” brand name.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER TA USES WORDS SUCH AS ‘‘BELIEVE’’, ‘‘EXPECT’’, ‘‘ANTICIPATE’’, ‘‘INTEND’’, ‘‘PLAN’’, ‘‘ESTIMATE’’ OR SIMILAR EXPRESSIONS, TA IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON TA’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  AMONG OTHERS, THE FORWARD LOOKING STATEMENTS WHICH APPEAR IN THIS PRESS RELEASE THAT MAY NOT OCCUR INCLUDE:

•                  THIS PRESS RELEASE STATES THAT DURING THE LAST SIX MONTHS OF 2014, DECLINES IN FUEL PRODUCT COSTS WERE MORE RAPID THAN DECLINES IN FUEL SALES PRICES AND THAT THIS WAS THE CATALYST FOR THE SIGNIFICANT REPORTED INCREASE IN TA’S FUEL MARGIN PER GALLON FOR THE 2014 FOURTH QUARTER AND FULL YEAR OVER THE COMPARABLE PRIOR YEAR PERIODS.  THIS MAY IMPLY THAT THE SLOWING, CESSATION OR REVERSAL OF PRODUCT COST DECREASES MAY CAUSE FUEL MARGIN PER GALLON TO DECREASE OR THAT, IF FUEL PRODUCT DECREASES CONTINUE, TA’S FUEL GROSS MARGINS WILL INCREASE OR BE SUSTAINED.  HOWEVER, FUEL MARGIN PER GALLON IS ALSO INFLUENCED BY OTHER FACTORS, INCLUDING COMPETITION AND PRODUCT DEMAND, WHICH MAY INCREASE, OR LESSEN, THE IMPACT OF FUEL PRODUCT PRICING CHANGES ON TA’S GROSS MARGIN PER GALLON;

•                  THIS PRESS RELEASE STATES THAT TA HAS INVESTED OR EXPECTS TO INVEST $387.5 MILLION IN THE AGGREGATE SINCE THE BEGINNING OF 2011, TO ACQUIRE AND IMPROVE 34 TRAVEL CENTERS AND 31 CONVENIENCE STORES, THAT SOME PROPERTIES DO NOT PRODUCE STABILIZED FINANCIAL RESULTS UNTIL APPROXIMATELY THE THIRD YEAR AFTER ACQUISITION AND THAT THE IMPROVEMENTS IN EBITDA AND EBITDAR FOR THE FOURTH QUARTER OF 2014 AS COMPARED TO THE SAME PERIOD IN 2013 ARE PARTIALLY ATTRIBUTABLE TO THE IMPROVED RESULTS AT RECENTLY ACQUIRED SITES.  THESE STATEMENTS MAY IMPLY THAT TA’S EXPECTED STABILIZATION WILL IN FACT BE REALIZED AND WILL RESULT IN INCREASES IN TA’S EBITDA, EBITDAR AND NET INCOME IN THE FUTURE.  MANY OF THE LOCATIONS TA HAS ACQUIRED PRODUCED OPERATING RESULTS THAT CAUSED THE PRIOR OWNERS TO EXIT THESE BUSINESSES AND TA’S ABILITY TO OPERATE THESE LOCATIONS PROFITABLY DEPENDS UPON MANY FACTORS, INCLUDING TA’S ABILITY TO SUCCESSFULLY INTEGRATE NEW OPERATIONS INTO ITS EXISTING OPERATIONS AND OTHER FACTORS, SOME OF WHICH ARE BEYOND TA’S CONTROL SUCH AS THE LEVEL OF DEMAND FOR TA’S GOODS AND SERVICES ARISING FROM THE U.S. ECONOMY GENERALLY.  ALSO, TA’S FUTURE EBITDA, EBITDAR AND NET INCOME WILL DEPEND UPON MANY FACTORS IN ADDITION TO THE RESULTS REALIZED FROM TA’S ACQUIRED SITES.  ACCORDINGLY FUTURE EBITDA, EBITDAR AND NET INCOME MAY NOT INCREASE BUT THEY MAY DECLINE OR TA MAY EXPERIENCE LOSSES;

•                  THIS PRESS RELEASE REFERENCES ACQUISITIONS THAT HAVE BEEN AGREED BUT THAT HAVE NOT BEEN COMPLETED AS OF THE DATE OF THIS PRESS RELEASE.  IMPLICATIONS OF THESE STATEMENTS MAY BE THAT THESE ACQUISITIONS WILL BE COMPLETED AND THAT THEY MAY IMPROVE TA’S FUTURE PROFITS.  HOWEVER, THESE ACQUISITIONS ARE SUBJECT TO CONDITIONS AND MAY NOT BE COMPLETED OR MAY BE DELAYED OR THEIR TERMS MAY CHANGE.  MOREOVER, MANAGING AND INTEGRATING ACQUIRED LOCATIONS CAN BE DIFFICULT, TIME CONSUMING AND/OR MORE EXPENSIVE THAN ANTICIPATED AND INVOLVE RISKS OF FINANCIAL LOSSES.  TA MAY NOT OPERATE ITS ACQUIRED LOCATIONS AS PROFITABLY AS IT NOW EXPECTS;

•                  THIS PRESS RELEASE STATES THAT DURING 2014 TA MADE CAPITAL INVESTMENTS OF $169.8 MILLION, INCLUDING $26.8 MILLION TO IMPROVE LOCATIONS TA PURCHASED SINCE THE BEGINNING OF 2011, THAT TA CURRENTLY PLANS TO INVEST AN ADDITIONAL $41.0 MILLION IN THE NEAR TERM IN PROPERTIES ACQUIRED SINCE THE BEGINNING OF 2013, THAT TA HAS ENTERED AGREEMENTS TO ACQUIRE ADDITIONAL TRAVEL CENTERS AND CONVENIENCE STORES AND THAT TA’S ACQUISITION PIPELINE IS REASONABLY FULL.  AN IMPLICATION OF THESE STATEMENTS MAY BE TA HAS SUFFICIENT CAPITAL TO MAKE THE CAPITAL INVESTMENTS TA HAS IDENTIFIED AS WELL AS OTHERS THAT IT HAS NOT YET IDENTIFIED.  TA’S BUSINESS REQUIRES LARGE AMOUNTS OF CAPITAL INVESTMENT TO MAINTAIN THE COMPETITIVENESS OF TA’S LOCATIONS AND TO GROW ITS BUSINESS.  THERE CAN BE NO ASSURANCE THAT TA WILL HAVE SUFFICIENT FUNDING FOR FUTURE CAPITAL INVESTMENTS OR ACQUISITIONS, AND TA MAY BE UNABLE TO RAISE ADDITIONAL DEBT OR EQUITY CAPITAL IN THE FUTURE ON ACCEPTABLE TERMS.  ACCORDINGLY, TA MAY NOT HAVE SUFFICIENT FUNDING TO MAKE THE INVESTMENTS REQUIRED TO MAINTAIN ITS COMPETITIVE POSITION OR TO GROW ITS BUSINESS; AND

•                  THIS PRESS RELEASE REFERS TO TA’S GROWTH STRATEGY TO ACQUIRE ADDITIONAL PROPERTIES AND BUSINESSES.  THE IMPLICATIONS OF THIS STATEMENT MAY BE THAT TA WILL BE ABLE TO IDENTIFY AND COMPLETE ADDITIONAL ACQUISITIONS AND THAT ANY ACQUISITIONS TA MAY MAKE WILL IMPROVE ITS PROFITABILITY.

HOWEVER, TA MAY NOT SUCCEED IN IDENTIFYING OR ACQUIRING OTHER PROPERTIES AND ANY ACQUISITIONS TA MAY MAKE MAY NOT IMPROVE ITS PROFITABILITY.

THESE AND OTHER UNEXPECTED RESULTS MAY BE CAUSED BY VARIOUS FACTORS, SOME OF WHICH ARE BEYOND TA’S CONTROL, INCLUDING:

•                  THE TREND TOWARDS IMPROVED FUEL EFFICIENCY OF MOTOR VEHICLE ENGINES AND OTHER FUEL CONSERVATION PRACTICES BY TA’S CUSTOMERS MAY CONTINUE TO REDUCE THE DEMAND FOR FUEL AND MAY ADVERSELY AFFECT TA’S BUSINESS;

•                  COMPETITION WITHIN THE TRAVEL CENTER AND CONVENIENCE STORE INDUSTRIES;

•                  FUTURE INCREASES IN FUEL PRICES MAY REDUCE THE DEMAND FOR THE PRODUCTS AND SERVICES THAT TA SELLS BECAUSE HIGH FUEL PRICES MAY ENCOURAGE FUEL CONSERVATION, DIRECT FREIGHT BUSINESS AWAY FROM TRUCKING OR OTHERWISE ADVERSELY AFFECT THE BUSINESS OF TA’S CUSTOMERS, AND SOME OF THESE EVENTS MAY OCCUR EVEN IF FUEL PRICES DO NOT INCREASE;

•                  FUTURE FUEL PRICE INCREASES, FUEL PRICE VOLATILITY OR OTHER FACTORS MAY CAUSE TA TO NEED MORE WORKING CAPITAL TO MAINTAIN ITS INVENTORIES AND CARRY ITS ACCOUNTS RECEIVABLE THAN TA NOW EXPECTS;

•                  TA’S SUPPLIERS MAY BE UNWILLING OR UNABLE TO MAINTAIN TA’S CURRENT CREDIT TERMS FOR PURCHASES.  IF TA IS UNABLE TO PURCHASE GOODS ON REASONABLE CREDIT TERMS, TA’S REQUIRED WORKING CAPITAL MAY INCREASE AND TA MAY INCUR MATERIAL LOSSES.  ALSO, IN TIMES OF RISING FUEL AND NONFUEL PRICES, TA’S SUPPLIERS MAY BE UNWILLING OR UNABLE TO INCREASE THE CREDIT AMOUNTS THEY EXTEND TO TA, WHICH MAY REQUIRE TA TO INCREASE ITS WORKING CAPITAL INVESTMENT.  THE AVAILABILITY AND THE TERMS OF ANY CREDIT TA MAY BE ABLE TO OBTAIN ARE UNCERTAIN;

•                  ACQUISITIONS MAY SUBJECT TA TO GREATER RISKS THAN TA’S CONTINUING OPERATIONS, INCLUDING THE ASSUMPTION OF UNKNOWN LIABILITIES;

•                  MOST OF TA’S TRUCKING COMPANY CUSTOMERS TRANSACT BUSINESS WITH TA BY USE OF FUEL CARDS, MOST OF WHICH ARE ISSUED BY THIRD PARTY FUEL CARD COMPANIES.  THE FUEL CARD INDUSTRY HAS ONLY A FEW SIGNIFICANT PARTICIPANTS.  FUEL CARD COMPANIES FACILITATE PAYMENTS TO TA AND CHARGE TA FEES FOR THESE SERVICES.  COMPETITION, OR LACK THEREOF, AMONG FUEL CARD COMPANIES MAY RESULT IN FUTURE INCREASES IN TA’S TRANSACTION FEE EXPENSES OR WORKING CAPITAL REQUIREMENTS, OR BOTH;

•                  COMPLIANCE WITH, AND CHANGES TO, FEDERAL, STATE AND LOCAL LAWS AND REGULATIONS, ACCOUNTING RULES, TAX RATES, ENVIRONMENTAL REGULATIONS AND SIMILAR MATTERS;

•                  TA IS ROUTINELY INVOLVED IN LITIGATION AND OTHER LEGAL MATTERS INCIDENTAL TO THE ORDINARY COURSE OF ITS BUSINESS.  DISCOVERY AND COURT DECISIONS DURING LITIGATION OFTEN HAVE UNANTICIPATED RESULTS.  LITIGATION IS USUALLY EXPENSIVE AND DISTRACTING TO MANAGEMENT.  TA CAN PROVIDE NO ASSURANCE AS TO THE OUTCOME OF ANY OF THE LITIGATION MATTERS IN WHICH IT IS OR MAY BECOME INVOLVED;

•                  ACTS OF TERRORISM, GEOPOLITICAL RISKS, WARS, OUTBREAKS OF SO CALLED PANDEMICS OR OTHER MANMADE OR NATURAL DISASTERS BEYOND TA’S CONTROL MAY ADVERSELY AFFECT TA’S FINANCIAL RESULTS; AND

•                  ALTHOUGH TA BELIEVES THAT IT BENEFITS FROM ITS CONTINUING RELATIONSHIPS WITH HOSPITALITY PROPERTIES TRUST, OR HPT, REIT MANAGEMENT & RESEARCH LLC, OR RMR, AFFILIATES INSURANCE COMPANY, OR AIC, AND THEIR AFFILIATED AND RELATED PERSONS AND ENTITIES, ACTUAL AND POTENTIAL CONFLICTS OF INTEREST WITH HPT, RMR, AIC AND THEIR AFFILIATED AND RELATED PERSONS AND ENTITIES MAY PRESENT A CONTRARY PERCEPTION OR RESULT IN LITIGATION.

RESULTS THAT DIFFER FROM THOSE STATED OR IMPLIED BY TA’S FORWARD LOOKING STATEMENTS MAY ALSO BE CAUSED BY VARIOUS CHANGES IN TA’S BUSINESS OR MARKET CONDITIONS, AS DESCRIBED MORE FULLY IN TA’S PERIODIC REPORTS, INCLUDING TA’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2014, WHICH HAS BEEN OR WILL BE FILED WITH THE SEC, UNDER “WARNING CONCERNING FORWARD LOOKING STATEMENTS,” AND “RISK FACTORS” AND ELSEWHERE IN THOSE REPORTS.  COPIES OF TA’S PERIODIC REPORTS, INCLUDING ITS ANNUAL REPORT, ARE OR WILL BE AVAILABLE AT THE WEBSITE OF THE U.S. SECURITIES AND EXCHANGE COMMISSION: WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.  EXCEPT AS REQUIRED BY LAW, TA UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

TRAVELCENTERS OF AMERICA LLC

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended December 31,
	2014	2013
Revenues:
Fuel	$1,325,868	$1,553,281
Nonfuel	397,010	350,238
Rent and royalties	3,120	3,011
Total revenues	1,725,998	1,906,530

Cost of goods sold (excluding depreciation):
Fuel	1,187,160	1,469,195
Nonfuel	178,818	156,684
Total cost of goods sold	1,365,978	1,625,879

Operating expenses:
Site level operating	203,606	185,935
Selling, general & administrative	28,000	36,033
Real estate rent	54,860	52,908
Depreciation and amortization	17,042	17,034
Total operating expenses	303,508	291,910

Income (loss) from operations	56,512	(11,259)

Acquisition costs	225	1,177
Interest expense, net	4,526	4,489
Income (loss) before income taxes	51,761	(16,925)
Benefit (provision) for income taxes	(18,632)	28,244
Income from equity investees	1,213	656
Net income	$34,342	$11,975

Net income per share:
Basic and diluted	$0.91	$0.39

These financial statements should be read in conjunction with TA’s Annual Report on Form 10-K for the year ended December 31, 2014, to be filed with the U.S. Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(in thousands, except per share data)

	Year Ended December 31,
	2014	2013
Revenues:
Fuel	$6,149,449	$6,481,252
Nonfuel	1,616,802	1,450,792
Rent and royalties	12,382	12,687
Total revenues	7,778,633	7,944,731

Cost of goods sold (excluding depreciation):
Fuel	5,720,949	6,139,080
Nonfuel	738,871	652,824
Total cost of goods sold	6,459,820	6,791,904

Operating expenses:
Site level operating	815,611	755,942
Selling, general & administrative	106,823	107,447
Real estate rent	217,155	209,320
Depreciation and amortization	65,584	58,928
Total operating expenses	1,205,173	1,131,637

Income from operations	113,640	21,190

Acquisition costs	1,160	2,523
Interest expense, net	16,712	16,336
Income before income taxes	95,768	2,331
(Provision) benefit for income taxes	(38,023)	26,618
Income from equity investees	3,224	2,674
Net income	$60,969	$31,623

Net income per share:
Basic and diluted	$1.62	$1.06

These financial statements should be read in conjunction with TA’s Annual Report on Form 10-K for the year ended December 31, 2014, to be filed with the U.S. Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)

	December 31,	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$224,275	$85,657
Accounts receivable, net	96,478	105,932
Inventories	172,750	199,201
Other current assets	69,029	79,604
Total current assets	562,532	470,394

Property and equipment, net	765,828	704,866
Goodwill and intangible assets, net	54,550	48,772
Other noncurrent assets	42,264	33,250
Total assets	$1,425,174	$1,257,282

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$123,084	$149,645
Current HPT Leases Liabilities	31,637	29,935
Other current liabilities	112,417	124,033
Total current liabilities	267,138	303,613

Noncurrent HPT Leases liabilities	332,934	343,926
Long term debt	230,000	110,000
Other noncurrent liabilities	76,492	45,866
Total liabilities	906,564	803,405

Shareholders’ equity	518,610	453,877
Total liabilities and shareholders’ equity	$1,425,174	$1,257,282

These financial statements should be read in conjunction with TA’s Annual Report on Form 10-K for the year ended December 31, 2014, to be filed with the U.S. Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC

CONSOLIDATED SUPPLEMENTAL DATA

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Calculation of EBITDA and EBITDAR(1):
Net income	$34,342	$11,975	$60,969	$31,623
Add: income taxes	18,632	(28,244)	38,023	(26,618)
Add: depreciation and amortization	17,042	17,034	65,584	58,928
Add: interest expense, net(2)	4,526	4,489	16,712	16,336
EBITDA	$74,542	$5,254	$181,288	$80,269
Add: real estate rent expense(3)	54,860	52,908	217,155	209,320
EBITDAR	$129,402	$58,162	$398,443	$289,589
Adjusted EBITDAR(4)	$129,402	$68,162	$398,443	$299,589

(1)                TA calculates EBITDA as earnings before interest, taxes, depreciation and amortization and calculates EBITDAR as earnings before interest, taxes, depreciation, amortization and rent.  TA believes EBITDA and EBITDAR are useful indications of its operating performance and its ability to pay rent or service debt, make capital expenditures and expand its business.  TA believes that EBITDA and EBITDAR are meaningful disclosures that may help investors to better understand its financial performance, including comparing its performance between periods and to the performance of other companies.  However, EBITDA and EBITDAR as presented may not be comparable to similarly titled amounts calculated by other companies.  This information should not be considered as an alternative to net income, income from continuing operations, operating profit, cash flow from operations or any other operating or liquidity performance measure prescribed by GAAP.

(2)                Interest expense included the following:

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Interest related to TA’s Senior Notes and Credit Facility	$3,047	$2,691	$11,089	$10,537
HPT rent classified as interest	1,475	2,158	5,887	7,400
Amortization of deferred financing costs	289	171	799	667
Capitalized interest	(156)	(226)	(755)	(1,033)
Interest income	(218)	(152)	(529)	(1,314)
Other	89	(153)	221	79
	$4,526	$4,489	$16,712	$16,336

(3)                Real estate rent expense recognized under GAAP differs from TA’s obligation to pay cash for rent under its leases.  Cash paid under real property lease agreements was $58,901 and $57,473 during the three month periods ended December 31, 2014 and 2013, respectively, while the total rent amounts expensed during the quarters ended December 31, 2014 and 2013, were $54,860 and $52,908, respectively.  Cash paid under lease agreements was $233,508 and $226,865 during the years ended December 31, 2014 and 2013, respectively, while the total rent amounts expensed during the years ended December 31, 2014 and 2013, were $217,155 and $209,320, respectively.  GAAP requires recognition of minimum lease payments payable during the lease term in equal amounts on a straight line basis over the lease term.  In addition, under GAAP, a portion of the rent TA pays to HPT is classified as interest expense and a portion of the rent payments to HPT is applied to amortize a sale-leaseback financing obligation liability.  Also, under GAAP, TA amortizes as a reduction of rent expense the deferred tenant improvement allowance that HPT paid to TA during the four years from 2007 through 2010 and the deferred gain realized on the sale of assets that TA leased back.  A reconciliation of these amounts is as follows.

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013

Cash payments to HPT for rent	$56,202	$54,896	$222,722	$216,659
Rent paid to others (A)	2,699	2,577	10,786	10,206
Total cash payments under real property leases	58,901	57,473	233,508	226,865
Change in accrued estimated percentage rent	289	(146)	959	327
Adjustments to recognize expense on a straight line basis – HPT	(389)	(351)	(1,621)	(1,734)
Less sale-leaseback financing obligation amortization	(601)	(97)	(2,380)	(1,644)
Less portion of rent payments recognized as interest expense	(1,475)	(2,158)	(5,887)	(7,400)
Less deferred tenant improvements allowance amortization	(1,692)	(1,692)	(6,769)	(6,769)
Amortization of deferred gain on sale-leaseback transactions	(97)	(124)	(385)	(354)
Adjustments to recognize expense on a straight line basis for other leases	(76)	3	(270)	29
Total amount expensed as rent	$54,860	$52,908	$217,155	$209,320

(A)          Includes rent paid directly to HPT’s landlords under leases for properties TA subleases from HPT as well as rent related to properties TA leases from landlords other than HPT.

(4)                Excludes a $10 million charge in the 2013 fourth quarter related to a litigation settlement.

SUPPLEMENTAL SAME SITE OPERATING DATA

The following table presents operating data for the periods noted for all of the locations in operation on December 31, 2014, that were operated by TA continuously since the beginning of the earliest applicable period presented, with the exception of four locations TA operates that are owned by a joint venture.  This data excludes revenues and expenses that were not generated at locations TA operates, such as rents and royalties from franchises, and corporate level selling, general and administrative expenses.

TRAVELCENTERS OF AMERICA LLC

SAME SITE OPERATING DATA

(in thousands, except for number of locations and percentage amounts)

	Three Months Ended December 31,				Year Ended December 31,
	2014	2013	Change		2014	2013	Change
Number of company operated locations	212	212	—		205	205	—

Fuel sales volume (gallons)	473,550	487,410	(2.8)%		1,871,888	1,957,080	(4.4)%

Fuel revenues	$1,260,865	$1,521,698	(17.1)%		$5,694,469	$6,238,801	(8.7)%
Fuel gross margin	$133,008	$84,305	57.8%		$398,780	$335,846	18.7%

Nonfuel revenues	$369,202	$345,752	6.8%		$1,482,059	$1,423,842	4.1%
Nonfuel gross margin	$208,032	$191,711	8.5%		$823,437	$783,513	5.1%
Nonfuel gross margin percentage	56.3%	55.4%	90	pts	55.6%	55.0%	60	pts

Total gross margin	$341,040	$276,016	23.6%		$1,222,217	$1,119,359	9.2%
Site level operating expenses	$193,015	$184,191	4.8%		$762,259	$740,448	2.9%
Site level operating expenses as a percentage of nonfuel revenues	52.3%	53.3%	(100)	pts	51.4%	52.0%	(60)	pts
Site level gross margin in excess of site level operating expense	$148,025	$91,825	61.2%		$459,958	$378,911	21.4%

SUPPLEMENTAL RECENTLY ACQUIRED SITE DATA

The following table presents operating data for the periods noted for all of the properties that TA began to operate for its own account since the beginning of 2011, whether by way of acquisition from franchisees or others or takeover of operations upon termination of a franchisee sublease, from the beginning of the period shown or the date TA began to operate the properties for its own account, if later.

TRAVELCENTERS OF AMERICA LLC

RECENTLY ACQUIRED SITE OPERATING DATA

(in thousands, except for number of locations and percentage amounts)

	Three Months Ended December 31,				Year Ended December 31,
	2014	2013	Change		2014	2013	Change
Number of company operated locations	65	61	4		65	61	4

Total fuel sales volume (gallons)	69,212	53,078	30.4%		271,134	182,134	48.9%

Total fuel revenues	$184,681	$164,458	12.3%		$818,410	$579,017	41.3%
Total fuel gross margin	$20,081	$8,897	125.7%		$57,333	$30,006	91.1%

Total nonfuel revenues	$65,089	$37,359	74.2%		$248,834	$127,011	95.9%
Total nonfuel gross margin	$30,902	$19,935	55.0%		$117,070	$68,838	70.1%
Nonfuel gross margin percentage	47.5%	53.4%	(590)	pts	47.0%	54.2%	(720)	pts

Total gross margin	$50,983	$28,832	76.8%		$174,403	$98,844	76.4%
Site level operating expenses	$31,268	$20,574	52.0%		$114,077	$72,366	57.6%
Site level operating expenses as a percentage of nonfuel revenues	48.0%	55.1%	(710)	pts	45.8%	57.0%	(1,120)	pts
Site level gross margin in excess of site level operating expense	$19,715	$8,258	138.7%		$60,326	$26,478	127.8%

(End)